Exhibit 99.1

Media Contacts Anita Liskey, 312.466.4613 William Parke, 312-930-3467 news@cmegroup.com www.cmegroup.mediaroom.com	Investor Contact John Peschier, 312.930.8491 CME-G

FOR IMMEDIATE RELEASE – CONFIDENTIAL DRAFT

CME Group Inc. Reports Fourth-Quarter 2012 Financial Results

CHICAGO, February 5, 2013 – CME Group Inc. (NASDAQ: CME) today reported revenues of $661 million and operating income of $376 million for the fourth quarter 2012. Net income attributable to CME Group was $167 million and diluted earnings per share were $0.50.

Fourth-quarter 2012 results included a $43.5 million tax expense due to a revaluation of our deferred income tax liabilities as a result of revisions to our state tax apportionment, as well as increases in deferred income tax liabilities associated with S&P Dow Jones Indices. On a non-GAAP basis, fourth-quarter diluted EPS would have been $0.63.1

“Despite facing a difficult environment with low volatility in 2012, we made significant progress in advancing our global strategy while preparing for the changing regulatory landscape,” said CME Group Executive Chairman and President Terry Duffy. “We will further expand our footprint in Europe with the proposed launch of a new London-based exchange, and we continued to strengthen our position in Asia. As the Dodd-Frank clearing mandate nears implementation in March, we are well positioned to provide clearing services to the OTC market. Throughout 2012 and into this year, we continue to work with regulators and other futures industry participants to strengthen customer protections and ensure the integrity of these critical markets.”

“We are pleased with the trends we have seen so far in 2013, especially in interest rates and energy,” said CME Group Chief Executive Officer Phupinder Gill. “Our interest rate products in January posted the highest monthly volumes since second-quarter 2012, spurred by improving expectations of economic growth and the current rotation from fixed income to equities. Average daily volumes for our energy products are at the best levels in six months, due to improved infrastructure and increased production expectations in the U.S. Also, foreign exchange volatility has risen, and we have seen a corresponding growth in volumes over the past several months. Looking ahead, we will build on this momentum as we continue to globalize the business and position CME Group for success over the long term.”

Fourth-quarter 2012 average daily volume was 10.2 million contracts, down 13 percent from fourth-quarter 2011. This drove a 9 percent decrease in clearing and transaction fee revenues to $545 million. Fourth-quarter total average rate per contract was $0.83, up 2 percent compared with fourth-quarter 2011.

1.	A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to Non-GAAP Measures chart at the end of the financial statements.

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Fourth-quarter 2012 operating expense was $285 million and operating margin was 57 percent. Operating margin is defined as operating income as a percentage of total revenues. During the fourth quarter, the effective tax rate was 40.1 percent1, excluding the tax expense discussed earlier.

As of December 31, the company had $1.7 billion of cash and marketable securities and $2.9 billion of debt. The company paid dividends totaling $1.2 billion dollars during 2012, with $581 million of that total in the fourth quarter alone. A first-quarter 2013 dividend of $0.45 per share, payable March 25, 2013, to shareholders of record March 8, 2013, was just announced on January 30.

CME Group will hold a conference call to discuss fourth-quarter and full-year 2012 results at 4:30 p.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk. CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate. CME Group brings buyers and sellers together through its CME Globex® electronic trading platform and its trading facilities in New York and Chicago. CME Group also operates CME Clearing, one of the world’s leading central counterparty clearing providers, which offers clearing and settlement services across asset classes for exchange-traded contracts and over-the-counter derivatives transactions. These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk.

CME Group is a trademark of CME Group Inc. The Globe Logo, CME, Globex and Chicago Mercantile Exchange are trademarks of Chicago Mercantile Exchange Inc. CBOT and the Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are registered trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. KCBOT, KCBT and Kansas City Board of Trade are trademarks of The Board of Trade of Kansas City, Missouri, Inc. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the over-the-counter market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products outside the United States; changes in domestic and non-U.S. regulations; changes in government policy, including policies relating to common or directed clearing and changes as a result of legislation stemming from the implementation of the Dodd-Frank Act; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading, the state of the overall economy or declines in

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subscriptions; changes in our average rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange, interest rate and commodities markets; economic, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers stemming from the financial crisis that began in 2008 and any other future crises; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or the repeal of the 60/40 tax treatment of such transactions; the unfavorable resolution of material legal proceedings and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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20 South Wacker Drive Chicago, Illinois 60606    cmegroup.com

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	December 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$1,604.7	$1,042.3
Marketable securities	56.6	47.6
Accounts receivable, net of allowance	267.5	289.4
Other current assets (includes $40.0 in restricted cash)	204.3	232.6
Cash performance bonds and guaranty fund contributions	6,584.8	9,333.9

Total current assets	8,717.9	10,945.8
Property, net of accumulated depreciation and amortization	724.0	821.9
Intangible assets—trading products	17,175.3	17,040.5
Intangible assets—other, net	2,853.7	3,312.8
Goodwill	7,566.9	7,984.0
Other assets (includes $73.0 and $20.5 in restricted cash)	1,825.4	653.7

Total Assets	$38,863.2	$40,758.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$41.7	$31.1
Short-term debt	749.7	—
Other current liabilities	240.7	250.2
Cash performance bonds and guaranty fund contributions	6,584.8	9,333.9

Total current liabilities	7,616.9	9,615.2
Long-term debt	2,106.8	2,106.8
Deferred income tax liabilities, net	7,413.3	7,226.8
Other liabilities	220.5	187.6

Total Liabilities	17,357.5	19,136.4

Redeemable non-controlling interest	80.8	70.3

CME Group shareholders’ equity	21,419.1	21,552.0
Non-controlling interest	5.8	—

Total Equity	21,424.9	21,552.0

Total Liabilities and Equity	$38,863.2	$40,758.7

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues
Clearing and transaction fees	$544.6	$599.1	2,371.5	$2,710.9
Market data and information services	79.3	105.8	387.1	427.7
Access and communication fees	23.3	14.4	88.8	49.2
Other	13.7	17.2	67.2	92.8

Total Revenues	660.9	736.5	2,914.6	3,280.6
Expenses
Compensation and benefits	113.0	116.0	496.7	475.7
Communications	9.3	10.6	40.1	42.3
Technology support services	14.0	13.4	50.7	52.1
Professional fees and outside services	27.6	35.7	126.8	126.1
Amortization of purchased intangibles	25.9	32.8	116.2	132.0
Depreciation and amortization	33.9	33.4	136.9	128.5
Occupancy and building operations	19.2	20.6	77.0	77.5
Licensing and other fee agreements	19.4	20.2	82.6	84.9
Other	23.0	63.4	95.6	140.4

Total Expenses	285.3	346.1	1,222.6	1,259.5

Operating Income	375.6	390.4	1,692.0	2,021.1
Non-Operating Income (Expense)
Investment income	7.4	9.6	38.7	36.7
Gains (losses) on derivative investments	(0.1)	—	(0.1)	(0.1)
Interest and other borrowing costs	(44.0)	(29.1)	(132.2)	(116.9)
Equity in net gains (losses) of unconsolidated subsidiaries	15.9	(1.2)	30.7	(4.3)
Other non-operating income (expense)	(1.3)	—	64.3	—

Total Non-Operating	(22.1)	(20.7)	1.4	(84.6)

Income before Income Taxes	353.5	369.7	1,693.4	1,936.5
Income tax provision (benefit)	185.4	(377.0)	786.7	122.1

Net Income	168.1	746.7	906.7	1,814.4
Less: net income (loss) attributable to non-controlling interests	1.3	0.8	10.4	2.1

Net Income Attributable to CME Group	$166.8	$745.9	$896.3	$1,812.3

Earnings per Common Share Attributable to CME Group:
Basic	$0.50	$2.26	$2.71	$5.45
Diluted	0.50	2.25	2.70	5.43
Weighted Average Number of Common Shares:
Basic	331,734	330,625	331,252	332,737
Diluted	332,804	331,532	332,319	333,811

Note: In the fourth quarter of 2012, the company reclassified 2012 unused bank line of credit fees of $8.6 million from other operating expenses to interest and other borrowing costs.

CME Group Inc. and Subsidiaries

Quarterly Operating Statistics

	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Trading Days	63	62	64	63	64

Quarterly Average Daily Volume (ADV)

CME Group ADV (in thousands)

	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Product Line
Interest rates	4,729	5,613	5,136	4,514	4,094
Equities	3,147	2,390	2,919	2,391	2,532
Foreign exchange	820	846	920	846	767
Energy	1,704	1,952	1,741	1,590	1,489
Agricultural commodities	1,004	1,122	1,288	1,171	982
Metals	315	385	372	327	324

Total	11,719	12,308	12,376	10,839	10,188

Venue
Electronic	9,864	10,177	10,595	9,293	8,899
Open outcry	1,173	1,348	1,109	979	751
Privately negotiated	204	229	238	208	210

Exchange-traded Total	11,240	11,754	11,942	10,481	9,859
CME ClearPort	479	554	434	358	329

Total	11,719	12,308	12,376	10,839	10,188

Average Rate Per Contract (RPC)

CME Group RPC

	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Product Line
Interest rates	$0.480	$0.475	$0.485	$0.481	$0.494
Equities	0.705	0.692	0.674	0.685	0.697
Foreign exchange	0.828	0.841	0.807	0.808	0.835
Energy	1.507	1.517	1.496	1.473	1.487
Agricultural commodities	1.230	1.216	1.264	1.301	1.298
Metals	1.706	1.647	1.649	1.693	1.709

Average RPC	$0.811	$0.811	$0.812	$0.822	$0.831

Venue
Exchange-traded	$0.748	$0.737	$0.750	$0.757	$0.771
CME ClearPort	2.290	2.388	2.510	2.719	2.646

Note: The fourth quarter volume and RPC data does not include volume and revenue from our acquisition of the Kansas City Board of Trade completed on November 30, 2012.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(dollars in millions, except per share amounts; shares in thousands)

Quarter Ended
December 31, 2012
GAAP Results
Revenues	$660.9

Expenses	285.3

Operating income	375.6

Operating margin	56.8%

Non-Operating income (expense)	(22.1)

Income before income taxes	353.5

Income tax provision (benefit)	185.4

Effective tax rate	52.4%

Net income	168.1
Less: Net income attributable to redeemable non-controlling interest	1.3

Net Income Attributable to CME Group	$166.8

Earnings per Common Share Attributable to CME Group:
Basic	$0.50
Diluted	0.50

Adjustments

Reduction to income tax provision[1]	(43.5)

Addition to net income	43.5

Non-GAAP results, excluding adjustments
Revenues	$660.9
Expenses	285.3

Operating income	375.6

Operating margin	56.8%

Non-Operating income (expense)	(22.1)

Income before income taxes	353.5

Income tax provision (benefit)	141.9

Effective tax rate	40.1%

Net income	211.6
Less: Net income attributable to non-controlling interests	1.3

Net Income Attributable to CME Group	$210.3

Adjusted earnings per Common Share Attributable to CME Group:
Basic	$0.63
Diluted	0.63

Weighted Average Number of Common Shares:
Basic	331,734
Diluted	332,804

1)	Adjustment to tax expense relates to a revaluation of our deferred tax liabilities as a result of revisions to our state tax apportionment, as well as increases in deferred income tax liabilities associated with S&P Dow Jones Indices.